SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
                    12 (B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

                               ________________

                  FINANCIAL SERVICES ACQUISITION CORPORATION
               (Exact name of registrant as specified in its charter)

              DELAWARE                            59-3262958
       (State of incorporation or              (I.R.S. Employer
        organization)                          Identification No.)

                            TWO WORLD TRADE CENTER
                                  SUITE 8400
                             NEW YORK, NEW YORK             10048
               (Address of principal executive offices)    (Zip Code)

                               ________________

        Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                Name of each exchange on which
            to be so registered                each class is to be registered

                      NONE                               NONE

        Securities to be registered pursuant to Section 12 (g) of the Act:

              SERIES B REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                               (Title of Class)


        ITEM 1.    DESCRIPTION OF REGISTRANT S SECURITIES TO BE REGISTERED

             The securities being registered are the Series B Redeemable Common Stock Purchase Warrants of the Registrant (the "Warrants"). Each Warrant, subject to certain adjustments under certain circumstances, permits the holder thereof to purchase one share of the Registrant's Common Stock, $.001 par value ("Common Stock"), for $5.00. The Warrants expire on November 30, 2001 and are redeemable by the Registrant, in whole but not in part, at a price of $.01 per warrant upon not less than 30 days' prior written notice to the holders thereof, provided that the last sale price of Common Stock has been at least $8.50 per share for the 20 consecutive trading days ending on the third day prior to the day on which notice is given. The Registrant has applied to list the Warrants (as well as the Common Stock and the Registrant's existing series of redeemable common stock purchase warrants, which have the same exercise price, expiration date and redemption terms as the Warrants) on the Nasdaq National Market.

             The foregoing description of the Warrants is qualified in its entirety by the description of the Warrants contained under the caption "Description of FSAC Capital Stock -- General," " -- FSAC Warrants" and "-- Merger Warrants" on pages 80-82 of the Registrant's Rule 424(b)(3) Prospectus (the "Prospectus") relating to the Registrant's Registration Statement on Form S-4 (No. 333-06753) (the "Registration Statement") with respect to the Warrants and certain other securities of the Registrant, which description is hereby incorporated herein by reference.

        ITEM 2.        EXHIBITS

        Exhibit 1. Form of Warrant Certificate (incorporated by reference to Annex II to the Prospectus)

        Exhibit 2.     Warrant Agreement, dated June 5, 1996,
                       between Continental Stock Transfer & Trust
                       Company, as warrant agent, and the Registrant (incorporated by reference to Exhibit 4.3 to the Registration Statement)

        Exhibit 3.     Amended and Restated Certificate of
                       Incorporation of the Registrant

        Exhibit 4. By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (No. 33-85346) of the Registrant)


                                   SIGNATURE

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      FINANCIAL SERVICES ACQUISITION
                                        CORPORATION

                                      By:/s/ Gilbert Scharf
                                         _______________________________
                                         Name:  Gilbert Scharf
                                         Title: Chairman of the Board,
                                                President and
                                                Chief Executive Officer

        October 29, 1996